                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-45249 and 333-45251) of Getty Realty Corp. of our report dated March 16, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 16, 2001 relating to the financial statement schedule, which appears in this Form 10-K.




/s/ PricewaterhouseCoopers LLP

New York, New York
March 16, 2001